Exhibit 99.1

Kraig Biocraft Laboratories Secures Bridge Funding and Files to Become Fully Reporting Company

ANN ARBOR, Mich., – December 11, 2020 –Kraig Biocraft Laboratories, Inc. (OTCQB: KBLB) (“Company” or “Kraig Labs”), announced today that it has secured $950,000 in bridge financing and simultaneously filed with the SEC to become a mandatory, fully reporting company. Today the Company filed a Form 8-A to become fully reporting issuer. This financing will also make a significant contribution to that effort.

“While being a voluntary filer, Kraig has been committed to meeting all SEC filing and reporting standards. Our election to now formalize these reporting responsibilities is evidence of our commitment to full operational transparency and growth,” said CEO and Founder, Kim Thompson. “The bridge financing will be used to continue scaling up our recombinant spider silk production and for other purposes related to the near term implementation of our business plan.”

To view the most recent news from Kraig Labs and/or to sign up for Company alerts, please go to www.KraigLabs.com/news

About Kraig Biocraft Laboratories, Inc.

Kraig Biocraft Laboratories, Inc. (www.KraigLabs.com), a fully reporting biotechnology company, is a developer of genetically engineered spider silk based fiber technologies.

Cautionary Statement Regarding Forward Looking Information

Statements in this press release about the Company’s future and expectations other than historical facts are “forward-looking statements.” These statements are made on the basis of management’s current views and assumptions. As a result, there can be no assurance that management’s expectations will necessarily come to pass. These forward-looking statements generally can be identified by phrases such as “believes,” “plans,” “expects,” “anticipates,” “foresees,” “estimated,” “hopes,” “if,” “develops,” “researching,” “research,” “pilot,” “potential,” “could” or other words or phrases of similar import. Forward looking statements include descriptions of the Company’s business strategy, outlook, objectives, plans, intentions and goals. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Except as required by law, the Company does not undertake any responsibility to revise or update any forward-looking statements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

Ben Hansel, Hansel Capital, LLC

(720) 288-8495

ir@KraigLabs.com